ITEM 77E.
LEGAL PROCEEDINGS
Since October 2003,
Federated and
related entities
(collectively, "Federated"),
 and various Federated
 funds
("Funds"), have been
named as defendants in
several class action
lawsuits now pending
in the United States
District
Court for the District
of Maryland. The lawsuits
 were purportedly filed
on behalf of people who
 purchased, owned
and/or redeemed shares
of Federated-sponsored
mutual funds during
specified periods
beginning November 1, 1998.
The suits are generally
similar in alleging that
Federated engaged in
illegal and improper
trading practices including
market timing and late
trading in concert with
certain institutional traders,
which allegedly caused financial
injury to
the mutual fund shareholders.
These lawsuits began to
be filed shortly after
Federated's first public
announcement
that it had received
requests for information
on shareholder trading
activities in the Funds
from the SEC, the Office
of the New York State
Attorney General ("NYAG"),
and other authorities. In
that regard, on November
28, 2005,
Federated announced that
it had reached final
settlements with the SEC
and the NYAG with respect
to those matters.
Specifically, the SEC and
NYAG settled proceedings
against three Federated
subsidiaries involving
undisclosed
market timing arrangements
and late trading. The SEC
made findings: that Federated
Investment Management
Company ("FIMC"), an
SEC-registered investment
adviser to various Funds,
and Federated Securities
Corp., an
SEC-registered broker-dealer
and distributor for the Funds,
violated provisions of the
Investment Advisers Act
and
Investment Company Act by
approving, but not disclosing,
three market timing arrangements,
or the associated
conflict of interest between
FIMC and the funds involved
in the arrangements, either
to other fund shareholders or
to
the funds' board; and that
Federated Shareholder Services
Company, formerly an
SEC-registered transfer agent,
failed to prevent a
customer and a Federated
employee from late trading
in violation of provisions
of the Investment
Company Act. The NYAG found
that such conduct violated
provisions of New York State
 law. Federated entered
into the settlements without
admitting or denying the
regulators' findings. As Federated
previously reported in 2004,
it has already paid approximately
 $8.0 million to certain funds as
determined by an independent
consultant. As part
of these settlements, Federated
agreed to pay disgorgement and
a civil money penalty in the
 aggregate amount of an
additional $72 million and,
among other things, agreed
that it would not serve as
investment adviser to any
registered investment company
unless (i) at least 75% of the
 fund's directors are independent
of Federated, (ii) the
chairman of each such fund is
independent of Federated,
(iii) no action may be taken
by the fund's board or any
committee thereof unless
approved by a majority of the
independent trustees of the
fund or committee, respectively,
and (iv) the fund appoints
a "senior officer" who reports
 to the independent trustees
and is responsible for
monitoring compliance by the
fund with applicable laws and
fiduciary duties and for
managing the process by which
management fees charged to a
fund are approved. The
settlements are described in
Federated's announcement
which, along with previous
press releases and related
communications on those
matters, is available in the
"About
Us" section of Federated's
website at FederatedInvestors.
com.
Federated entities have also
been named as defendants in
several additional lawsuits
that are now pending in the
United States District Court
for the Western District of
Pennsylvania, alleging, among
other things, excessive
advisory and Rule 12b-1 fees.
The Board of the Funds retained
the law firm of Dickstein
Shapiro LLP to represent
the Funds in each of the
lawsuits described in the
preceding two paragraphs.
Federated and the Funds,
and their respective counsel,
have
been defending this litigation,
and none of the Funds remains a
defendant in any of the lawsuits
(though some could
potentially receive any
recoveries as nominal defendants).
 Additional lawsuits based upon
similar allegations may
be filed in the future. The
potential impact of these
lawsuits, all of which seek
 unquantified damages, attorneys'
fees, and expenses, and future
potential similar suits is
uncertain. Although we do not
believe that these lawsuits will
have a material adverse effect
on the Funds, there can be no
assurance that these suits,
ongoing adverse publicity
and/or other developments
resulting from the regulatory
investigations will not result
in increased Fund
redemptions, reduced sales of
Fund shares, or other adverse
consequences for the Funds.